UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2014

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Peabody Energy Corporation (the "Company") today announced that, pursuant to a supplement dated June 20, 2014 (the "Supplement") to the Consent Solicitation Statement dated May 28, 2014 (the "Consent Solicitation Statement"), it has modified the terms of its previously announced solicitation of consents from holders of its 4.75% convertible junior subordinated debentures due 2066 (the "Convertible Debentures"). As described in the Supplement, the Company has increased the consent payment for consenting holders who validly consent to the proposed amendments and do not validly revoke their consents prior to 5:00 p.m., New York City time, on June 25, 2014 to $15.00 per $1,000 principal amount of Convertible Debentures. In addition, the Company is seeking to amend the indenture governing the Convertible Debentures (the "Indenture") by eliminating provisions relating to the optional deferral of interest (in addition to making the changes described in the Company’s original announcement in respect of the solicitation). These provisions currently allow the Company to defer interest payments on the Convertible Debentures at its discretion, in certain circumstances, so long as no Mandatory Trigger Event (as defined in the Indenture) has occurred and no Mandatory Extension Period (as defined in the Indenture) caused thereby is continuing. Other than deleting the provisions described in the Supplement and the Consent Solicitation Statement (and making conforming changes), the proposed amendments would not change the terms of the Indenture or the Convertible Debentures.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

June 20, 2014	By:	Kenneth L. Wagner

Name: Kenneth L. Wagner
Title: Vice President, General Counsel - Corporate and Assistant Secretary